SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): March 4, 1999

                       SYNAPTIC PHARMACEUTICAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

             0-27324                               22-285-9704
    (Commission File Number)            (I.R.S. Employer Identification No.)

                                215 College Road
                         Paramus, New Jersey 07652-1431
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (201) 261-1331




                                Page 1 of 5 Pages

Item 5.                    Other Events.

         On March 4, 1999, Synaptic Pharmaceutical Corporation (the "Company") issued a press release announcing that its corporate partner Eli Lilly and Company ("Lilly") has delayed the beginning of the Phase III clinical trials of the migraine compound identified as part of the Company's collaboration with Lilly. A copy of the press release is attached as Exhibit 99 to this Form 8-K and incorporated by reference herein.






Item 7.                    Exhibits.


Exhibit No.    Description                                           Page
-----------    ----------------------------------                    ----

99              Press Release dated March 4, 1999                      4



                                Page 2 of 5 Pages

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 5, 1999
                                            SYNAPTIC PHARMACEUTICAL CORPORATION
                                            (Registrant)


                                            By: /s/Kathleen P. Mullinix
                                                ----------------------------
                                            Name:  Kathleen P. Mullinix
                                            Title: Chairman, President and
                                                    Chief Executive Officer




                                Page 3 of 5 Pages

                                                                  EXHIBIT 99
                                                                  ----------


FOR IMMEDIATE RELEASE
                                  Contact:   Kathleen P. Mullinix, Ph.D.
                                             Chairman, President and
                                              Chief Executive Officer
                                             Synaptic Pharmaceutical Corporation
                                             (201) 261-1331, ext. 103

                                             Stacy Lipschitz
                                             Ruder Finn, Inc.
                                             (212) 583-2757



                 SYNAPTIC PHARMACEUTICAL MIGRAINE PROGRAM UPDATE

PARAMUS,  N.J.,  March 4, 1999 - Synaptic  Pharmaceutical  Corporation  (Nasdaq:
SNAP) has been informed by Eli Lilly and Company that Lilly has temporarily delayed the beginning of Phase III clinical trials of the migraine compound (LY334370) identified as part of Synaptic's collaboration with Lilly. The reason for the delay, according to Lilly, is to enable Lilly to collect additional information that will help assess the safety and tolerability of the compound. Lilly is considering revisions to the clinical study protocols based on discussions with the FDA since the week of February 18, 1999. The Phase III clinical trials had been scheduled to commence in March.

Migraine headache is a condition that involves periodic throbbing headaches often accompanied by nausea and vomiting. It is believed that the prevalence of migraine in the general population may be as high as 10 percent. Loss in work productivity provides an economic reason for improved therapies in this underserved market. The market for migraine therapies is estimated to be about $1.2 billion today and could grow to approximately $3 billion by the year 2000 because awareness of existing therapies will increase as new drugs enter the marketplace.

LY334370 is a selective serotonin 1F agonist (SSOFRA), which represents a new class of potential treatments for migraine headache. Data from three Phase II clinical trials conducted by Lilly indicated that the compound is efficacious in the treatment of migraine without the cardiovascular side effects associated with other treatments currently on the market.

Synaptic Pharmaceutical Corporation has developed "human receptor-targeted drug design technology," in which cloned human receptors are used as targets for the design of potential drugs. The company is engaged in collaborations with two pharmaceutical companies in addition to Lilly.

                                    - more -

                                Page 4 of 5 Pages

This press release contains "forward looking  statements"  within the meaning of
Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, statements that are not historical facts, including those relating to the migraine clinical trials. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the companies' drug candidates, any unexpected adverse side effects or inadequate therapeutic efficacy of the companies' drug candidates that could slow or prevent product development efforts, competition within the companies' anticipated product markets, the uncertainty of product development in the pharmaceutical industry, the uncertainty of patent protection for the companies' intellectual property or trade secrets and other risks detailed from time to time in filings Synaptic makes with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Forms 10-Q. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release.


                                      # # #

                                Page 5 of 5 Pages